Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated September 11, 2018, relating to the balance sheet of Collier Creek Holdings as of May 10, 2018, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from April 30, 2018 (inception) through May 10, 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 11, 2018